UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	August 11, 2008
(August 11, 2008)

Commission	Name of Registrants, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.

001-32462	PNM Resources, Inc.	85-0468296
(A New Mexico Corporation)
Alvarado Square
Albuquerque, New Mexico 87158
(505) 241-2700

001-06986	Public Service Company of New Mexico	85-0019030
(A New Mexico Corporation)
Alvarado Square
Albuquerque, New Mexico 87158
(505) 241-2700

002-97230	Texas-New Mexico Power Company	75-0204070
(A Texas Corporation)
4100 International Plaza,
P.O. Box 2943
Fort Worth, Texas 76113
(817) 731-0099
______________________________

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 2.02    Results of Operations and Financial Condition.

On August 11, 2008, PNM Resources, Inc. (the “Company”) issued a press release announcing its unaudited results of operations for the three and six months ended June 30, 2008.  The press release is furnished herewith as Exhibit 99.1 and incorporated by reference herein.

The Company’s press release and other communications from time to time may include certain non-Generally Accepted Accounting Principles ("GAAP") financial measures.  A “non-GAAP financial measure” is defined as a numerical measure of a company’s financial performance, financial position or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in the Company’s financial statements.

Non-GAAP financial measures utilized by the Company include presentations of revenues, operating expenses, operating income, other income and deductions, net earnings (loss), earnings (loss) per share, and earnings before interest, taxes, depreciation and amortization (“EBITDA”).  The Company uses ongoing earnings, ongoing earnings per diluted share (or ongoing diluted earnings per share), ongoing EBITDA, and EBITDA to evaluate the operations of the Company and to establish goals for management and employees.  Certain non-GAAP financial measures utilized by the Company exclude the impact of non-recurring items, net unrealized mark-to-market gains and losses on economic hedges, impairments of intangible assets, unrealized impairments on assets held in trusts for nuclear decommissioning, and the results of speculative trading. The Company’s management believes that these non-GAAP financial measures provide useful information to investors by removing the effect of variances in GAAP reported results of operations that are not indicative of fundamental changes in the earnings capacity of the Company’s operations.  Management also believes that the presentation of the non-GAAP financial measures is largely consistent with its past practice, as well as industry practice in general, and will enable investors and analysts to compare current non-GAAP measures with non-GAAP measures with respect to prior periods.

As previously announced, on January 12, 2008, an agreement to sell the gas operations of the Company was signed.  The gas operations are classified as discontinued operations under GAAP.  The sale is subject to approval by the New Mexico Public Regulation Commission.  Pending regulatory approval, management must continue to actively manage the gas operations to fulfill its obligations to its regulated customers.  Therefore, management has determined to include discontinued operations in ongoing earnings to reflect these obligations.  Under GAAP, depreciation is not recorded on assets included in discontinued operations.  However, depreciation on these assets is reflected in ongoing earnings.

The non-GAAP financial measures used by the Company should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.

The Company uses ongoing earnings guidance to provide investors with management’s expectations of ongoing financial performance over the period presented. While the Company believes ongoing earnings guidance is an appropriate measure, it is not a measure presented in accordance with GAAP.  The Company does not intend for ongoing earnings guidance to represent an expectation of net earnings as defined by GAAP. Management is generally not able to estimate the impact of the reconciling items between ongoing earnings guidance and forecasted GAAP earnings, nor their probable impact on GAAP earnings; therefore, management is generally not able to provide a corresponding GAAP equivalent for earnings guidance.  Reconciling items may include the cumulative effect of changes in accounting principles or estimates, and/or revenues and expenses resulting from transactions that do not occur in the normal course of the Company’s business operations. Reconciling items may also include net unrealized mark-to-market gains and losses on economic hedges, as discussed above.

Limitation on Incorporation by Reference

In accordance with general instruction B.2 of Form 8-K, the information in this report, including exhibits, is furnished pursuant to Item 2.02 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section and not deemed incorporated by reference in any filing under the Securities Act of 1933.

Item 9.01                   Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number                                Description

99.1                 Press Release dated August 11, 2008, and PNM Resources, Inc. and Subsidiaries Unaudited Condensed Consolidated Statements of Earnings (Loss) for the three and six months ended June 30, 2008 and 2007, and other preliminary financial information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PNM RESOURCES, INC.
PUBLIC SERVICE COMPANY OF NEW MEXICO
TEXAS-NEW MEXICO POWER COMPANY
(Registrants)

Date: August 11, 2008	/s/ Thomas G. Sategna
Thomas G. Sategna
Vice President and Corporate Controller
(Officer duly authorized to sign this report)

EXHIBIT 99.1

For Immediate Release
Aug. 11, 2008
PNM Resources Announces Second Quarter Results,
 Steps to Strengthen Financial Position
Volatile Texas market affects First Choice Power
Non-cash impairment charges of $140.7 million impact GAAP earnings
Dividend reduced, earnings guidance provided

(ALBUQUERQUE, N.M.) – PNM Resources (NYSE: PNM) today reported unaudited 2008 second quarter consolidated GAAP losses of $143.5 million, or $1.76 per diluted share, compared with earnings of $20.2 million, or $0.26 per diluted share, during the same period in 2007.  Unaudited, consolidated quarterly ongoing losses were $7.4 million, or $0.09 per diluted share, compared with earnings of $15.1 million, or $0.19 per diluted share in 2007. Reconciliations of GAAP to non-GAAP measures are shown in the attached schedules 1-11.

GAAP earnings include non-cash impairment charges totaling $140.7 million, after income tax impacts. The charges, which are the result of the annual review of the fair market value of intangible assets, primarily goodwill, were recorded at three subsidiaries – PNM, TNMP and First Choice Power. The charges do not impact liquidity or the rate bases of PNM and TNMP.  EnergyCo has decided not to pursue expansion of the Twin Oaks Power facility, which also resulted in an impairment charge.

Quarterly earnings also were affected by the performance of First Choice Power and the impact of volatile prices and higher purchased power costs within the Electric Reliability Council of Texas market.

“Excluding the impairment charges, we saw improved performance at PNM in June as new electric rates and the emergency fuel clause went into effect,” said Jeff Sterba, PNM Resources chairman and CEO. “Our baseload power plants continue to show better availability and TNMP had a solid quarter. Our disappointing second quarter and year-to-date results also are associated with First Choice Power, which struggled in the Texas market, given volatile natural gas and wholesale power prices.

“After a comprehensive review of our overall business, we have decided to pursue strategic alternatives for First Choice Power,” Sterba said. “We remain committed to the Texas market structure and believe in the First Choice Power business model. However, given the challenges we face in restoring financial health to our PNM utility subsidiary, we believe First Choice Power could have more value to another market participant.

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PNM Resources Reports Q2 Earnings                                                                                                8-11-08                                        p. 2 of 6

“Considering the pending sale of the gas business, our First Choice Power strategy and as we work to restore the PNM utility to financial health, the PNM Resources Board of Directors has reduced the indicated annual dividend payment to $0.50 per share, from $0.92 per share,” Sterba said. “While this was not an easy decision to make, it is a prudent step to improve our liquidity and set a new foundation for long-term value creation.”

SECOND QUARTER PERFORMANCE SUMMARY

Price volatility in ERCOT’s energy market, a change in customer mix to lower-margin customers, higher bad-debt and increased operations costs significantly affected First Choice Power, which recorded quarterly losses of $0.16 per diluted share.

PNM electric reported improved performance in June as a result of the implementation of new electric rates and the emergency fuel and purchased power adjustment clause. Availability at PNM’s base load facilities continued to improve, despite an extended planned outage of Unit 2 at the Palo Verde Nuclear Generating Station, which had an equivalent availability factor of 73.1 percent, compared with 73.6 percent in 2007. The San Juan Generating Station reported an EAF of 91.6 percent, compared with 89.1 percent in 2007. The Four Corners Plant reported an EAF of 59.0 percent, compared with 53.8 percent during the same period last year.

Consolidated GAAP earnings reflect non-cash charges for impairment of intangible assets recorded at PNM of $51.1 million, TNMP of $34.5 million and First Choice Power of $48.0 million. These charges were a result of the company’s annual second quarter impairment assessment.   GAAP earnings also were reduced $7.1 million for the after-tax amount of PNM Resources’ 50-percent share of impairment charges recorded at EnergyCo, which were the result of EnergyCo’s strategic decision not to pursue the expansion of the Twin Oaks Power plant.

YEAR-TO-DATE PERFORMANCE SUMMARY

For the first six months of 2008, PNM Resources reported unaudited consolidated GAAP losses of $192.1 million, or $2.42 per diluted share, compared with earnings of $49.9 million, or $0.64 per diluted share, during the same period in 2007.

Year-to-date unaudited, consolidated ongoing losses were $4.1 million, or $0.05 per diluted share, compared with earnings of $44.8 million, or $0.57 per diluted share, during the same period in 2007.

QUARTERLY SEGMENT REPORTING OF EARNINGS

Regulated Operations

PNM Electric – a vertically integrated electric utility in New Mexico with distribution, transmission and generation assets.

●
PNM Electric reported ongoing earnings of $4.1 million, or $0.05 per diluted share, compared with ongoing earnings of $6.9 million, or $0.09 per diluted share, in 2007. GAAP losses were $47.1 million, or $0.58 per diluted share (including an impairment charge of $51.1 million), compared with earnings of $0.6 million, or $0.01 per diluted share, in 2007.

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PNM Resources Reports Q2 Earnings                                                                                                8-11-08                                        p. 3 of 6

●
The implementation of higher electric rates on May 1 and the emergency fuel and purchased power cost adjustment clause on June 2 increased gross margin by $11.5 million. Reduced sales of SO2 credits and higher financing costs reduced earnings.

●
Gross margin associated with the company’s unregulated power plants – Palo Verde Unit 3, the Luna Energy Facility and the Lordsburg Generating Station – was $14.9 million in 2008, compared with $10.5 million in 2007, based on the Palo Verde Unit 3 forward sales agreement and a higher average price of short-term power sales.

●
Prior to the implementation of new rates and the fuel clause, planned outages at Palo Verde and Four Corners partially offset the benefits of off-system sales resulting from increased San Juan availability and the addition of the Afton Generating Station.

TNMP – a transmission and distribution company in Texas.

●
TNMP reported ongoing earnings of $5.7 million, or $0.07 per diluted share, compared with $4.2 million, or $0.05 per diluted share, in 2007. GAAP losses were $28.8 million, or $0.35 per diluted share (including an impairment charge of $34.5 million), compared with earnings of $4.2 million, or $0.05 per diluted share, in 2007.

●
Ongoing earnings were improved by reduced interest expense, modest load growth and the expiration of synergy givebacks related to PNM Resources’ 2005 acquisition. These benefits were offset partially by reduced collections resulting from lower carrying charges related to the competitive transition costs.

Unregulated Operations

First Choice Power – a competitive retail electric provider in the Electric Reliability Council of Texas.

●	First Choice Power reported ongoing EBITDA of $(18.6) million, compared with ongoing EBITDA of $10.2 million in 2007.

●
First Choice Power reported ongoing losses of $13.0 million, or $0.16 per diluted share, compared with earnings of $5.3 million, or $0.07 per diluted share, in 2007. GAAP losses were $60.4 million, or $0.74 per diluted share (including an impairment charge of $48.0 million), compared with earnings of $6.4 million, or $0.08 per diluted share, in 2007. Due to the timing and complexity of the calculations regarding the impairment of goodwill at First Choice Power, an estimate was recorded and might be revised at a later time, as allowed by accounting rules.

●
Reduced retail margins as a result of extremely volatile supply costs and transmission constraints within ERCOT, higher operating costs and higher bad debt expense significantly affected ongoing earnings.

●	Quarterly average retail margins were approximately $3 per megawatt-hour, compared with approximately $21 per megawatt-hour in 2007.

EnergyCo – jointly owned by PNM Resources and a subsidiary of Cascade Investment, L.L.C., EnergyCo owns two generating assets – the coal-fired Twin Oaks Power facility and the natural gas-fired Altura Cogen facility and is one of the developers of a fourth unit at the Cedar Bayou Generating Station.

●	PNM Resources' share of EnergyCo's ongoing EBITDA was $11.5 million.

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PNM Resources Reports Q2 Earnings                                                                                                8-11-08                                        p. 4 of 6

●	PNM Resources' equity in ongoing net earnings of EnergyCo was $2.7 million, or $0.03 per diluted share, compared with earnings of $1.4 million, or $0.02 per diluted share, in 2007.

●
PNM Resources' equity in the GAAP net losses of EnergyCo was $1.9 million, or $0.03 per diluted share (including PNM Resources' share of an impairment charge of $7.1 million as a result of the Twin Oaks decision), compared with earnings of $1.4 million, or $0.02 per diluted share, in 2007.

●	Twin Oaks had an EAF of 95.4 percent. Altura Cogen produced an availability factor of 98.2 percent during the quarter.

Corporate/Other  – a business segment that reflects costs at the PNM Resources holding company, comprised mainly of interest expense related to certain short- and long-term debt and existing hybrid securities.

●
Corporate/Other reported ongoing losses of $6.7 million, or $0.08 per diluted share, compared with losses of $5.3 million, or $0.07 per diluted share, in 2007. GAAP losses were $8.0 million, or $0.10 per diluted share, compared with earnings of $4.7 million or $0.06 per diluted share in 2007.

●	GAAP earnings in 2007 reflected a one-time, $16 million favorable decision by the Internal Revenue Service.

●	Results were affected by increased financing charges resulting from additional debt and the remarketing of the debt component of equity-liked units at a higher interest rate.

Discontinued Operations

PNM Gas:  A natural gas utility with distribution and transmission assets.

●
PNM Gas reported ongoing losses of $0.1 million, compared with losses of $2.0 million, or $0.03 per diluted share, in 2007. PNM Gas reported GAAP earnings of $2.8 million, or $0.04 per diluted share, compared with losses of $1.6 million, or $0.02 per diluted share, in 2007.

●	Improved results reflected a full quarter’s benefit of increased delivery rates, which went into effect in July 2007.

ONGOING EARNINGS GUIDANCE

Management previously provided two earnings per diluted share ranges each for 2008 and 2009. One range detailed obtaining no rate recovery for PNM and the other assumed obtaining 100 percent recovery of the requested rate case and fuel clause. As a result of year-to-date performance, the actual outcome of the PNM rate case and changes to other known key drivers, such as higher interest expense and projected First Choice Power performance, PNM Resources management now estimates 2008 earnings per diluted share will be between $0.13 and $0.28.

For 2009, only known adjustments are included in the preliminary range. Known adjustments that are expected to affect the preliminary range are approximately ($0.36) to reflect the PNM rate case outcome, ($0.17) to ($0.19) to reflect reduced performance at First Choice Power, ($0.14) to ($0.15) for additional financing costs, and ($0.05) to ($0.08) due to the termination of the Cap Rock Energy acquisition. These known adjustments result in a preliminary 2009 guidance range of $0.45 to $0.75. The preliminary range does not include any assumptions regarding the PNM and TNMP rate cases that will be filed during the third quarter.

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PNM Resources Reports Q2 Earnings                                                                                                8-11-08                                        p. 5 of 6

BOARD DECLARES COMMON STOCK DIVIDEND PAYMENT

The PNM Resources Board of Directors today declared the regular quarterly dividend on common stock of $0.125 per share, which represents a reduction of 46 percent from the previous quarter. The company’s indicated annual rate is $0.50 per share. The dividend is payable Aug. 28, 2008, to shareholders of record as of Aug. 21, 2008. The payout reduction is designed to improve the company’s liquidity and better align the dividend yield with industry averages.

VINCENT-COLLAWN TO TAKE ON ROLES OF PRESIDENT AND COO

Sterba today also announced the appointment of Pat Vincent-Collawn to the position of president and chief operating officer of PNM Resources. Vincent-Collawn formerly was utilities president.

 “Pat is making a real difference in our company and this will expand her opportunity to positively impact our business,” said Sterba, who will continue to serve as chairman and CEO.

SECOND QUARTER FORM 10-Q

Developments outlined above have only recently been finalized and need to be reflected in the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2008.  Accordingly, PNM Resources is today filing a Notification of Late Filing with the SEC and will file its second quarter Form 10-Q within five days of the original due date, which will constitute a timely filing under the SEC rules.

SECOND QUARTER EARNINGS CALL:  TUESDAY, AUG. 12, 2008 – 9 AM EDT

PNM Resources will discuss second quarter earnings results during a live conference call and Web cast Tuesday, Aug. 12, 2008, at 9 a.m. EDT. Speaking on the call will be Jeff Sterba, PNM Resources chairman and CEO; Chuck Eldred, executive vice president; and Pat Vincent-Collawn, president and chief operating officer.

Investors, analysts and other participants can listen to the live conference call by dialing 877-419-6603  (toll free) or 719-325-4893 (toll) and referencing “the PNM Resources earnings call.” A telephone replay will be available at noon EDT until midnight Aug. 15 by dialing 888-203-1112  (toll free) or 719-457-0820 and using confirmation code 2087724. A live Web cast of the call will be available at http://www.pnmresources.com/investors/events.cfm.

Background:
PNM Resources (NYSE: PNM) is an energy holding company based in Albuquerque, N.M., with 2007 consolidated operating revenues from continuing and discontinued operations of $2.4 billion. Through its utility and energy subsidiaries, PNM Resources serves electricity to more than 859,000 homes and businesses in New Mexico and Texas and natural gas to more than 495,000 customers in New Mexico. Its utility subsidiaries are PNM and Texas-New Mexico Power. Another subsidiary is First Choice Power, a deregulated competitive retail electric provider in Texas. With generation resources of approximately 2,700 megawatts, PNM Resources and its subsidiaries market power throughout the Southwest, Texas and the West. In addition, the company has a 50-percent ownership of EnergyCo, which owns approximately 920 megawatts of generation. For more information, visit www.PNMResources.com.

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PNM Resources Reports Q2 Earnings                                                                                                8-11-08                                        p. 6 of 6

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Statements made in this news release that relate to future events or PNMR’s, PNM’s, or TNMP’s (collectively, “Issuers”) expectations, projections, estimates, intentions, goals, targets and strategies, are made pursuant to the Private Securities Litigation Reform Act of 1995.  Readers are cautioned that all forward-looking statements are based upon current expectations and estimates and Issuers assume no obligation to update this information. Because actual results may differ materially from those expressed or implied by these forward-looking statements, Issuers caution readers not to place undue reliance on these statements. Issuers’ business, financial condition, cash flow and operating results are influenced by many factors (which are often beyond their control) that can cause actual results to differ from those expressed or implied by the forward-looking statements. These factors include the risk that conditions affecting Issuers’ ability to access the financial markets, including actions by ratings agencies affecting the Issuers’ credit ratings, EnergyCo’s access to additional debt financing following the utilization of its existing credit facility, state and federal regulatory and legislative decisions and actions, the risk that the closing of the pending sale of the PNM natural gas utility may not occur due to regulatory or other reasons, outcome of the decision to pursue strategic alternatives for First Choice Power and of not successfully implementing such alternatives, the performance of generating units and transmission systems, including PVNGS, SJGS, Four Corners, and EnergyCo generating units, and transmission systems, the risk that EnergyCo is unable to identify and implement profitable acquisitions, including development of the Cedar Bayou IV Generating Station, that PNMR and ECJV will not agree to make additional capital contributions to EnergyCo, the potential unavailability of cash from PNMR’s subsidiaries or EnergyCo due to regulatory, statutory or contractual restrictions, the decision by the Texas Supreme Court whether or not to review the PUCT order in the stranded cost true-up proceeding and the outcome of any such review if granted, the ability of First Choice Power to attract and retain customers, changes in ERCOT protocols, changes in the cost of power acquired by First Choice Power, finalization of the goodwill impairment analysis, collections experience, insurance coverage available for claims made in litigation, fluctuations in interest rates, weather, water supply, changes in fuel costs, the risk that PNM Electric may incur fuel and purchased power costs that exceed the cap allowed under its Emergency FPPAC, availability of fuel supplies, the effectiveness of risk management and commodity risk transactions, seasonality and other changes in supply and demand in the market for electric power, variability of wholesale power prices and natural gas prices, volatility and liquidity in the wholesale power markets and the natural gas markets, uncertainty regarding the ongoing validity of government programs for emission allowances, changes in the competitive environment in the electric and natural gas industries, the ability to secure long-term power sales, the risk that the Issuers and EnergyCo may have to commit to substantial capital investments and additional operating costs to comply with new environmental control requirements including possible future requirements to address concerns about global climate change, the risks associated with completion of generation, including pollution control equipment at SJGS and the EnergyCo Cedar Bayou IV Generating Station, transmission, distribution, and other projects, including construction delays and unanticipated cost overruns, the outcome of legal proceedings, including pending appeals of PNM’s electric and gas rate cases and the Emergency FPPAC, changes in applicable accounting principles, and the performance of state, regional, and national economies.

Non-GAAP Financial Measures
PNM Resources (“the Company”) uses ongoing earnings, ongoing earnings per diluted share (or ongoing diluted earnings per share), EBITDA and ongoing EBITDA to evaluate the operations of the Company and to establish goals for management and employees.  While the Company believes these financial measures are appropriate and useful for investors, they are not measures presented in accordance with generally accepted accounting principles in the U.S. (GAAP). The Company does not intend for these measures, or any piece of these measures, to represent any financial measure as defined by GAAP. Furthermore, the Company’s calculations of these measures as presented may or may not be comparable to similarly titled measures used by other companies.

CONTACTS:
Analysts                                                                Analysts & Media
Gina Jacobi, (505) 241-2211                                 Frederick Bermudez, (505) 241-4831

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PNM Resources
Schedule 1
2008 Reconciliation of Ongoing to GAAP Earnings
(Unaudited)

	Quarter Ended June 30, 2008
	(in thousands)
		Utilities		FCP	EnergyCo (50%)	Corp/ Other	PNMR
	PNM Electric	TNMP Electric	PNM Gas
Ongoing Earnings (Loss)	$ 4,058	$ 5,679	$ (114)	$(13,012)	$ 2,719	$ (6,705)	$ (7,375)

Non-Recurring Items
Business Improvement Plan	39	(5)	(71)	-	-	(1,314)	(1,351)
Afton writedown	(1,199)	-	-	-	-	-	(1,199)
FIN 48 Interest	(1,922)	29	6	66	-	12	(1,809)
Impairment of intangible assets	(51,143)	(34,456)	-	(48,001)	(7,090)	-	(140,690)
Depreciation on gas assets	-	-	3,246	-	-	-	3,246
Speculative trading	-	-	-	(1,248)	(5)	-	(1,253)
Unrealized impairments of NDT securities	147	-	-	-	-	-	147
Gain on sale of merchant portfolio	1,749	-	-	-	-	-	1,749
Economic mark-to-market hedges	1,131	-	(307)	1,776	2,449	-	5,049
Total Non-Recurring Items	(51,198)	(34,432)	2,874	(47,407)	(4,646)	(1,302)	(136,111)

GAAP Earnings (Loss) from Continuing Operations	(47,140)	(28,753)		(60,419)	(1,927)	(8,007)	(146,246)
GAAP Earnings (Loss) from Discontinued Operations			2,760				2,760
GAAP Net Earnings (Loss)	$ (47,140)	$(28,753)	$ 2,760	$(60,419)	$ (1,927)	$ (8,007)	$(143,486)

Ongoing earnings include earnings from discontinued operations and exclude the impact of non-recurring items and net unrealized mark-to-market gains and losses on economic hedges. Ongoing earnings also exclude gains and losses from speculative trading activity and unrealized losses recorded as impairments of assets held in the Nuclear Decommissioning Trust.

PNM Resources
Schedule 2
2008 Reconciliation of Ongoing to GAAP Earnings
               (Unaudited)

	Six Months Ended June 30, 2008
	(in thousands)
		Utilities		FCP	EnergyCo (50%)	Corp/ Other	PNMR
	PNM Electric	TNMP Electric	PNM Gas
Ongoing Earnings (Loss)	$ (10,382)	$ 9,408	$19,176	$(10,857)	$ 2,541	$(13,971)	$ (4,085)

Non-Recurring Items
Business Improvement Plan	280	(4)	(79)	-	-	(2,587)	(2,390)
Afton writedown	(1,199)	-	-	-	-	-	(1,199)
FIN 48 Interest	(1,922)	29	6	66	-	12	(1,809)
Regulatory disallowances	(18,273)	-	-	-	-	-	(18,273)
Impairment of intangible assets	(51,143)	(34,456)	-	(48,001)	(7,090)	-	(140,690)
Depreciation on gas assets	-	-	6,429	-	-	-	6,429
Speculative trading	-	-	-	(31,533)	(740)	-	(32,273)
Unrealized impairments of NDT securities	(1,055)	-	-	-	-	-	(1,055)
Gain on sale of merchant portfolio	3,083	-	-	-	-	-	3,083
Economic mark-to-market hedges	6,362	-	(272)	5,841	(11,792)	-	139
Total Non-Recurring Items	(63,867)	(34,431)	6,084	(73,627)	(19,622)	(2,575)	(188,038)

GAAP Earnings (Loss) from Continuing Operations	(74,249)	(25,023)		(84,484)	(17,081)	(16,546)	(217,383)
GAAP Earnings (Loss) from Discontinued Operations			25,260				25,260
GAAP Net Earnings (Loss)	$ (74,249)	$(25,023)	$25,260	$(84,484)	$ (17,081)	$(16,546)	$(192,123)

Utilities

Ongoing earnings include earnings from discontinued operations and exclude the impact of non-recurring items and net unrealized mark-to-market gains and losses on economic hedges. Ongoing earnings also exclude gains and losses from speculative trading activity and unrealized losses recorded as impairments of assets held in the Nuclear Decommissioning Trust.

PNM Resources
Schedule 3
2007 Reconciliation of Ongoing to GAAP Earnings
               (Unaudited)

	Quarter Ended June 30, 2007
	(in thousands)
		Utilities		Altura	FCP	EnergyCo (50%)	Corp/ Other	PNMR
	PNM Electric	TNMP Electric	PNM Gas
Ongoing Earnings (Loss)	$ 6,941	$ 4,234	$ (2,034)	$ 4,542	$ 5,284	$ 1,373	$ (5,253)	$15,087

Non-Recurring Items
JV formation costs	-	-	-	-	-	-	9,921	9,921
Speculative trading	-	-	-	-	1,082	-	-	1,082
Unrealized impairments of NDT securities	(62)	-	-	-	-	-	-	(62)
Economic mark-to-market hedges	(6,234)	-	446	-	-	-	-	(5,788)
Total Non-Recurring Items	(6,296)	-	446	-	1,082	-	9,921	5,153

GAAP Earnings (Loss) from Continuing Operations	645	4,234		4,542	6,366	1,373	4,668	21,828
GAAP Earnings (Loss) from Discontinued Operations			(1,588)					(1,588)
GAAP Net Earnings (Loss)	$ 645	$ 4,234	$ (1,588)	$ 4,542	$ 6,366	$ 1,373	$ 4,668	$20,240

PNM Gas

Ongoing earnings include earnings from discontinued operations and exclude the impact of non-recurring items and net unrealized mark-to-market gains and losses on economic hedges. Ongoing earnings also exclude gains and losses from speculative trading activity and unrealized losses recorded as impairments of assets held in the Nuclear Decommissioning Trust.

PNM Resources
Schedule 4
2007 Reconciliation of Ongoing to GAAP Earnings
               (Unaudited)

	Six Months Ended June 30, 2007
	(in thousands)
		Utilities		Altura	FCP	EnergyCo (50%)	Corp/ Other	PNMR
	PNM Electric	TNMP Electric	PNM Gas
Ongoing Earnings (Loss)	$ 19,202	$ 5,172	$12,613	$ 5,983	$12,417	$ 973	$(11,541)	$44,819

Non-Recurring Items
JV formation costs	-	-	-	-	-	-	9,266	9,266
Speculative trading	-	-	-	-	(1,069)	-	-	(1,069)
Unrealized impairments of NDT securities	(208)	-	-	-	-	-	-	(208)
Economic mark-to-market hedges	(4,123)	-	321	-	900	-	-	(2,902)
Total Non-Recurring Items	(4,331)	-	321	-	(169)	-	9,266	5,087

GAAP Earnings (Loss) from Continuing Operations	14,871	5,172		5,983	12,248	973	(2,275)	36,972
GAAP Earnings (Loss) from Discontinued Operations			12,934					12,934
GAAP Net Earnings (Loss)	$ 14,871	$ 5,172	$12,934	$ 5,983	$12,248	$ 973	$ (2,275)	$49,906

Ongoing earnings include earnings from discontinued operations and exclude the impact of non-recurring items and net unrealized mark-to-market gains and losses on economic hedges. Ongoing earnings also exclude gains and losses from speculative trading activity and unrealized losses recorded as impairments of assets held in the Nuclear Decommissioning Trust.

PNM Resources
Schedule 5:
2008 Reconciliation of Ongoing to GAAP Earnings Per Share
(Unaudited)

	Quarter Ended June 30, 2008

		Utilities		FCP	EnergyCo (50%)	Corp/ Other	PNMR
	PNM Electric	TNMP Electric	PNM Gas
Ongoing Earnings (Loss)	$ 0.05	$ 0.07	$ -	$(0.16)	$ 0.03	$(0.08)	$(0.09)

Non-Recurring Items
Business Improvement Plan	-	-	-	-	-	(0.02)	(0.02)
Afton writedown	(0.01)	-	-	-	-	-	(0.01)
FIN 48 Interest	(0.02)	-	-	-	-	-	(0.02)
Impairment of intangible assets	(0.63)	(0.42)	-	(0.59)	(0.09)	-	(1.73)
Depreciation on gas assets	-	-	0.04	-	-	-	0.04
Speculative trading	-	-	-	(0.01)	-	-	(0.01)
Unrealized impairments of NDT securities	-	-	-	-	-	-	-
Gain on sale of merchant portfolio	0.02	-	-	-	-	-	0.02
Economic mark-to-market hedges	0.01	-	-	0.02	0.03	-	0.06
Total Non-Recurring Items	(0.63)	(0.42)	0.04	(0.58)	(0.06)	(0.02)	(1.67)

GAAP Earnings (Loss) from Continuing Operations	(0.58)	(0.35)		(0.74)	(0.03)	(0.10)	(1.80)
GAAP Earnings (Loss) from Discontinued Operations			0.04				0.04
GAAP Net Earnings (Loss)	$ (0.58)	$ (0.35)	$0.04	$(0.74)	$ (0.03)	$(0.10)	$(1.76)
Average Shares Outstanding (Basic and Diluted): 81,883,899

Ongoing earnings include earnings from discontinued operations and exclude the impact of non-recurring items and net unrealized mark-to-market gains and losses on economic hedges. Ongoing earnings also exclude gains and losses from speculative trading activity and unrealized losses recorded as impairments of assets held in the Nuclear Decommissioning Trust.

PNM Resources
Schedule 6:
2008 Reconciliation of Ongoing to GAAP Earnings Per Share
(Unaudited)

	Six Months Ended June 30, 2008

		Utilities		FCP	EnergyCo (50%)	Corp/ Other	PNMR
	PNM Electric	TNMP Electric	PNM Gas
Ongoing Earnings (Loss)	$ (0.13)	$ 0.12	$0.24	$(0.14)	$ 0.03	$(0.17)	$(0.05)

Non-Recurring Items
Business Improvement Plan	-	-	-	-	-	(0.04)	(0.04)
Afton writedown	(0.02)	-	-	-	-	-	(0.02)
FIN 48 Interest	(0.02)	-	-	-	-	-	(0.02)
Regulatory disallowances	(0.23)	-	-	-	-	-	(0.23)
Impairment of intangible assets	(0.64)	(0.44)	-	(0.60)	(0.09)	-	(1.77)
Depreciation on gas assets	-	-	0.08	-	-	-	0.08
Speculative trading	-	-	-	(0.39)	(0.01)	-	(0.40)
Unrealized impairments of NDT securities	(0.01)	-	-	-	-	-	(0.01)
Gain on sale of merchant portfolio	0.04	-	-	-	-	-	0.04
Economic mark-to-market hedges	0.08	-	-	0.07	(0.15)	-	0.00
Total Non-Recurring Items	(0.80)	(0.44)	0.08	(0.92)	(0.25)	(0.04)	(2.37)

GAAP Earnings (Loss) from Continuing Operations	(0.93)	(0.32)		(1.06)	(0.22)	(0.21)	(2.74)
GAAP Earnings (Loss) from Discontinued Operations			0.32				0.32
GAAP Net Earnings (Loss)	$ (0.93)	$ (0.32)	$0.32	$(1.06)	$ (0.22)	$(0.21)	$(2.42)
Average Shares Outstanding (Basic and Diluted): 79,415,752

Ongoing earnings include earnings from discontinued operations and exclude the impact of non-recurring items and net unrealized mark-to-market gains and losses on economic hedges. Ongoing earnings also exclude gains and losses from speculative trading activity and unrealized losses recorded as impairments of assets held in the Nuclear Decommissioning Trust.

PNM Resources
Schedule 7:
2007 Reconciliation of Ongoing to GAAP Earnings Per Share
(Unaudited)

	Quarter Ended June 30, 2007

		Utilities		Altura	FCP	EnergyCo (50%)	Corp/ Other	PNMR
	PNM Electric	TNMP Electric	PNM Gas
Ongoing Earnings (Loss)	$ 0.09	$ 0.05	$(0.03)	$ 0.06	$0.07	$ 0.02	$ (0.07)	$ 0.19

Non-Recurring Items
JV formation costs	-	-	-	-	-	-	0.13	0.13
Speculative trading	-	-	-	-	0.01	-	-	0.01
Unrealized impairments of NDT securities	-	-	-	-	-	-	-	-
Economic mark-to-market hedges	(0.08)	-	0.01	-	-	-	-	(0.07)
Total Non-Recurring Items	(0.08)	0.00	0.01	0.00	0.01	0.00	0.13	0.07

GAAP Earnings (Loss) from Continuing Operations	0.01	0.05		0.06	0.08	0.02	0.06	0.28
GAAP Earnings (Loss) from Discontinued Operations			(0.02)					(0.02)
GAAP Net Earnings (Loss)	$ 0.01	$ 0.05	$(0.02)	$ 0.06	$0.08	$ 0.02	$ 0.06	$ 0.26
Average Diluted Shares Outstanding: 78,792,899

Ongoing earnings include earnings from discontinued operations and exclude the impact of non-recurring items and net unrealized mark-to-market gains and losses on economic hedges. Ongoing earnings also exclude gains and losses from speculative trading activity and unrealized losses recorded as impairments of assets held in the Nuclear Decommissioning Trust.

PNM Resources
Schedule 8:
2007 Reconciliation of Ongoing to GAAP Earnings Per Share
(Unaudited)

	Six Months Ended June 30, 2007

		Utilities		Altura	FCP	EnergyCo (50%)	Corp/ Other	PNMR
	PNM Electric	TNMP Electric	PNM Gas
Ongoing Earnings (Loss)	$ 0.24	$ 0.07	$ 0.16	$ 0.08	$0.16	$ 0.01	$ (0.15)	$ 0.57

Non-Recurring Items
JV formation costs	-	-	-	-	-	-	0.12	0.12
Speculative trading	-	-	-	-	(0.01)	-	-	(0.01)
Unrealized impairments of NDT securities	(0.00)	-	-	-	-	-	-	(0.00)
Economic mark-to-market hedges	(0.05)	-	-	-	0.01	-	-	(0.04)
Total Non-Recurring Items	(0.05)	0.00	0.00	0.00	0.00	0.00	0.12	0.07

GAAP Earnings (Loss) from Continuing Operations	0.19	0.07		0.08	0.16	0.01	(0.03)	0.48
GAAP Earnings (Loss) from Discontinued Operations			0.16					0.16
GAAP Net Earnings (Loss)	$ 0.19	$ 0.07	$ 0.16	$ 0.08	$0.16	$ 0.01	$ (0.03)	$ 0.64
Average Diluted Shares Outstanding: 78,446,067

Ongoing earnings include earnings from discontinued operations and exclude the impact of non-recurring items and net unrealized mark-to-market gains and losses on economic hedges. Ongoing earnings also exclude gains and losses from speculative trading activity and unrealized losses recorded as impairments of assets held in the Nuclear Decommissioning Trust.

PNM Resources
Schedule 9:
2008 Reconciliation of EnergyCo GAAP Net Income to Ongoing EBITDA
(Unaudited)

Calculation of EnergyCo Ongoing EBITDA	June 30, 2008
	Quarter Ended	Six Months Ended
	(in thousands)

GAAP Net Income (Loss)	$ (5,602)	$ (56,608)

Interest expense	4,789	11,357
Income tax	91	(293)
Depreciation and amortization expense	7,659	15,227
Purchase accounting contract amortizations	1,567	4,373
Losses on forward mark on economic hedges	(8,107)	39,035
Losses on speculative trading	16	2,448
Impairment of intangible assets	22,530	22,530

Ongoing EnergyCo EBITDA	22,943	38,069

50 percent of Ongoing EBITDA (PNMR share)	$ 11,472	$ 19,035

PNM Resources
Schedule 10:
2008 Reconciliation of GAAP Net Earnings to Ongoing EBITDA by Segment
 (Unaudited)

(in millions)
	Quarter Ended June 30, 2008
	PNM Electric	TNMP Electric	PNM Gas	First Choice	Corporate & Other	PNMR Consolidated
GAAP Net Earnings (Loss)	($47.1)	($28.8)	$2.8	($60.4)	($10.0)	($143.5)

Interest charges	17.6	4.4	3.6	0.3	9.7	35.6
Income taxes	2.4	3.4	1.8	(8.8)	(7.5)	(8.7)
Depreciation and amortization	20.9	8.8	0.0	0.6	4.4	34.7

EBITDA	(6.2)	(12.2)	8.2	(68.3)	(3.4)	(81.9)

Ongoing adjustments	51.2	34.4	(4.8)	49.7	9.2	139.7

Ongoing EBITDA	$45.0	$22.2	$3.4	($18.6)	$5.8	57.8

PNM Resources
Schedule 11:
2007 Reconciliation of GAAP Net Earnings to Ongoing EBITDA by Segment
 (Unaudited)

(in millions)
	Quarter Ended June 30, 2007
	PNM Electric	TNMP Electric	PNM Gas	Altura	First Choice	Corporate & Other	PNMR Consolidated
GAAP Net Earnings (Loss)	$0.6	$4.2	($1.6)	$4.5	$6.4	$6.1	$20.2

Interest charges	12.7	6.9	2.9	3.1	1.1	3.2	29.9
Income taxes	0.4	1.9	(1.0)	3.0	3.9	(23.2)	(15.0)
Depreciation and amortization	20.7	7.0	5.5	3.1	0.5	2.9	39.7

EBITDA	34.4	20.0	5.8	13.7	11.9	(11.0)	74.8

Ongoing adjustments	10.4	0.0	(0.7)	0.0	(1.7)	10.0	18.0

Ongoing EBITDA	$44.8	$20.0	$5.1	$13.7	$10.2	($1.0)	92.8

PNM RESOURCES, INC. AND SUBSIDIARIES
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (LOSS)
(Unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
	(In thousands, except per share amounts)

Operating Revenues:
Electric	$ 580,243	$ 505,400	$ 944,645	$ 942,234
Other	67	169	167	379
Total operating revenues	580,310	505,569	944,812	942,613

Operating Expenses:
Cost of energy	398,698	311,465	633,079	528,277
Administrative and general	59,392	50,600	106,754	108,927
Energy production costs	45,557	51,674	96,761	99,056
Impairment of goodwill and other intangible assets	136,179	-	136,179	-
Regulatory disallowances	-	-	30,248	-
Depreciation and amortization	34,650	34,222	68,686	69,063
Transmission and distribution costs	15,110	14,953	28,486	29,608
Taxes other than income taxes	13,484	16,759	26,350	33,331
Total operating expenses	703,070	479,673	1,126,543	868,262
Operating income (loss)	(122,760)	25,896	(181,731)	74,351

Other Income and Deductions:
Interest income	4,412	7,583	9,942	17,375
Gains (losses) on investments held by NDT	(677)	2,957	(4,382)	3,001
Other income	226	1,817	1,116	3,722
Equity in net earnings (loss) of EnergyCo	(2,523)	2,272	(27,606)	1,610
Other deductions	(3,199)	(5,506)	(7,081)	(6,482)
Net other income and deductions	(1,761)	9,123	(28,011)	19,226

Interest Charges:
Interest on long-term debt	24,197	15,836	43,105	36,899
Other interest charges	7,823	11,158	16,750	24,996
Total interest charges	32,020	26,994	59,855	61,895

Earnings (Loss) before Income Taxes	(156,541)	8,025	(269,597)	31,682

Income Taxes (Benefit)	(10,425)	(13,935)	(52,477)	(5,554)

Preferred Stock Dividend Requirements of Subsidiary	132	132	264	264

Earnings (Loss) from Continuing Operations	(146,248)	21,828	(217,384)	36,972

Earnings (Loss) from Discontinued Operations, net of Income
Taxes (Benefit) of $1,824, $(1,040), $15,479 and $8,477	2,762	(1,588)	25,261	12,934

Net Earnings (Loss)	$ (143,486)	$ 20,240	$ (192,123)	$ 49,906

Earnings (Loss) from Continuing Operations per Common Share:
Basic	$ (1.79)	$ 0.28	$ (2.74)	$ 0.48
Diluted	$ (1.79)	$ 0.28	$ (2.74)	$ 0.47
Net Earnings (Loss) per Common Share:
Basic	$ (1.76)	$ 0.26	$ (2.42)	$ 0.65
Diluted	$ (1.76)	$ 0.26	$ (2.42)	$ 0.64

Dividends Declared per Common Share	$ 0 .125	$ 0.230	$ 0.355	$ 0.460

The following table shows PNM Electric operating revenues by customer class, including intersegment revenues and average number of customers:

	Three Months Ended June 30,				Six Months Ended June 30,
	2008	2007	Change	%	2008	2007	Change	%
	(Dollars in millions)
Residential	$66.6	$58.4	$8.2	14.0	$137.8	$126.2	$11.6	9.2
Commercial	81.7	73.1	8.6	11.8	149.2	137.8	11.4	8.3
Industrial	25.4	25.8	(0.4)	(1.6)	51.1	49.2	1.9	3.9
Transmission	6.2	6.5	(0.3)	(4.6)	11.5	13.1	(1.6)	(12.2)
Other retail	6.6	5.8	0.8	13.8	11.9	11.0	0.9	8.2
Wholesale long-term sales	47.4	34.3	13.1	38.2	82.6	61.9	20.7	33.4
Wholesale short-term sales	152.2	96.4	55.8	57.9	194.6	141.5	53.1	37.5
	$386.1	$300.3	$85.8	28.6	$638.7	$540.7	$98.0	18.1
Average customers (thousands)	494.7	488.1	6.6	1.4	494.3	487.6	6.7	1.4

The following table shows PNM Electric GWh sales by customer class:

	Three Months Ended June 30,				Six Months Ended June 30,
	2008	2007	Change	%	2008	2007	Change	%
	(Gigawatt hours)
Residential	718.2	704.9	13.3	1.9	1,575.9	1,525.6	50.3	3.3
Commercial	1,016.2	992.6	23.6	2.4	1,926.6	1,869.5	57.1	3.1
Industrial	410.4	494.2	(83.8)	(17.0)	852.2	964.5	(112.3)	(11.6)
Other retail	71.2	63.4	7.8	12.3	130.8	119.8	11.0	9.2
Wholesale long-term sales	773.1	631.2	141.9	22.5	1,427.2	1,174.7	252.5	21.5
Wholesale short-term sales	1,089.8	1,286.8	(197.0)	(15.3)	2,169.1	2,453.7	(284.6)	(11.6)
	4,078.9	4,173.1	(94.2)	(2.3)	8,081.8	8,107.8	(26.0)	(0.3)

The following table shows TNMP Electric operating revenues by customer class, including intersegment revenues, and average number of customers:

	Three Months Ended June 30,				Six Months Ended June 30,
	2008	2007	Change	%	2008	2007	Change	%
	(Dollars in millions)
Residential	$17.8	$15.6	$2.2	14.1	$33.1	$30.4	$2.7	8.9
Commercial	18.8	17.7	1.1	6.2	35.5	33.7	1.8	5.3
Industrial	3.3	1.8	1.5	83.3	6.5	3.5	3.0	85.7
Other	7.2	8.4	(1.2)	(14.3)	14.2	16.9	(2.7)	(16.0)
	$47.1	$43.5	$3.6	8.3	$89.3	$84.5	$4.8	5.7
Average customers (thousands(1))	229.3	225.3	4.0	1.8	228.3	225.3	3.0	1.3

(1)
Under TECA, customers of TNMP Electric in Texas have the ability to choose First Choice or any other REP to provide energy.  The average customers reported above include (in thousands) 119.5 and 138.9 and customers of TNMP Electric for the three months ended June 30, 2008 and 2007 and 121.9 and 141.4 customers for the six months ended June 30, 2008 and 2007 who have chosen First Choice as their REP.  These customers are also included in the First Choice segment.

The following table shows TNMP Electric GWh sales by customer class:

	Three Months Ended June 30,				Six Months Ended June 30,
	2008	2007	Change	%	2008	2007	Change	%
	(Gigawatt hours (1))
Residential	637.4	579.9	57.5	9.9	1,175.9	1,118.3	57.6	5.2
Commercial	587.2	563.7	23.5	4.2	1,060.9	1,022.9	38.0	3.7
Industrial	516.6	473.9	42.7	9.0	1,059.7	881.2	178.5	20.3
Other	26.3	23.9	2.4	10.0	52.8	48.1	4.7	9.8
	1,767.5	1,641.4	126.1	7.7	3,349.3	3,070.5	278.8	9.1

(1)
The GWh sales reported above include 433.0 and 487.3 GWhs for the three months ended June 30, 2008 and 2007 and 828.0 and 960.3 GWhs for the six months ended June 30, 2008 and 2007 used by customers of TNMP Electric, who have chosen First Choice as their REP.  These GWhs are also included below in the First Choice segment.

The following table shows PNM Gas operating revenues by customer class included in earnings from discontinued operations within the presentation of Condensed Consolidated Statements of Earnings (Loss) and average number of customers:

	Three Months Ended June 30,				Six Months Ended June 30,
	2008	2007	Change	%	2008	2007	Change	%
	(Dollars in millions)
Residential	$59.2	$48.4	$10.8	22.3	$215.7	$200.7	$15.0	7.5
Commercial	19.1	15.5	3.6	23.2	63.9	60.6	3.3	5.4
Industrial	1.3	0.4	0.9	225.0	2.1	1.0	1.1	110.0
Transportation(1)	3.7	3.4	0.3	8.8	9.8	8.4	1.4	16.7
Other	12.3	7.4	4.9	66.2	24.5	20.9	3.6	17.2
	$95.6	$75.1	$20.5	27.3	$316.0	$291.6	$24.4	8.4
Average customers (thousands)	496.3	490.5	5.8	1.2	497.2	491.2	6.0	1.2

(1)	Customer-owned gas.

The following table shows PNM Gas throughput by customer class:

	Three Months Ended June 30,				Six Months Ended June 30,
	2008	2007	Change	%	2008	2007	Change	%
	(Thousands of Decatherms)
Residential	3,747.6	3,826.8	(79.2)	(2.1)	18,035.1	17,770.9	264.2	1.5
Commercial	1,477.1	1,515.0	(37.9)	(2.5)	6,071.2	6,149.5	(78.3)	(1.3)
Industrial	136.0	50.1	85.9	171.5	227.9	113.2	114.7	101.3
Transportation(1)	9,192.8	10,149.2	(956.4)	(9.4)	20,569.3	20,948.9	(379.6)	(1.8)
Other	957.4	499.5	457.9	91.7	1,990.1	1,825.0	165.1	9.0
	15,510.9	16,040.6	(529.7)	(3.3)	46,893.6	46,807.5	86.1	0.2

(1)	Customer-owned gas.

The following table shows First Choice operating revenues by customer class, including intersegment revenues, and actual number of customers:

	Three Months Ended June 30,				Six Months Ended June 30,
	2008	2007	Change	%	2008	2007	Change	%
	(Dollars in millions)
Residential	$109.7	$88.4	$21.3	24.1	186.4	$174.0	$12.4	7.1
Mass-market	13.7	18.0	(4.3)	(23.9)	29.6	34.3	(4.7)	(13.7)
Mid-market	37.8	38.1	(0.3)	(0.8)	73.4	69.0	4.4	6.4
Trading gains (losses)	(1.9)	(1.9)	-	-	(49.0)	(1.7)	(47.3)	2,782.4
Other	2.9	7.4	(4.5)	(60.8)	6.0	10.0	(4.0)	(40.0)
	$162.2	$150.0	$12.2	8.1	$246.4	$285.6	$(39.2)	(13.7)
Actual customers (thousands)(1,2)	253.8	249.5	4.3	1.7	253.8	249.5	4.3	1.7

(1)	See note above in the TNMP Electric segment discussion about the impact of TECA.

(2)	Due to the competitive nature of First Choice’s business, actual customer count at June 30 is presented in the table above as a more representative business indicator than average customers.

The following table shows First Choice GWh electric sales by customer class:

	Three Months Ended June 30,				Six Months Ended June 30,
	2008	2007	Change	%	2008	2007	Change	%
	(Gigawatt hours) (1)
Residential	709.1	638.0	71.1	11.1	1,272.8	1,252.9	19.9	1.6
Mass-market	68.2	111.1	(42.9)	(38.6)	163.0	211.4	(48.4)	(22.9)
Mid-market	304.5	332.0	(27.5)	(8.3)	583.3	595.6	(12.3)	(2.1)
Other	5.4	5.3	0.1	1.9	9.8	10.4	(0.6)	(5.8)
	1,087.2	1,086.4	0.8	0.1	2,028.9	2,070.3	(41.4)	(2.0)

(1)	See note above in the TNMP Electric segment discussion about the impact of TECA.